UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

KODIAK SCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38682	27-0476525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2631 Hanover Street Palo Alto, CA		94304
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 281-0850

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On June 19, 2020, Kodiak Sciences Inc. (the “Company”) entered into sublease agreements with 1050 Page Mill Road Property, LLC, a Delaware limited liability company (the “Landlord”).

The Company will lease approximately 82,662 square feet located at 1200 Page Mill Road, Palo Alto, California (the “Building 3 Premises”) and approximately 72,812 square feet located at 1250 Page Mill Road, Palo Alto, California (the “Building 4 Premises”). The Company expects to use the Building 3 and Building 4 Premises as its new corporate headquarters for research laboratories and office space.

The lease for the Building 3 Premises (the “Building 3 Lease”) will commence on or about August 1, 2020 and shall continue for a period of 6.5 years (the “Building 3 Initial Term”). The initial monthly rent during the Building 3 Initial Term will be approximately $0.6 million, with annual year-over-year increases of approximately 3%, with rent abatement for the first 24 months after the rent commencement date of September 1, 2020 (resulting in approximately $7.2 million of rent abatement). In addition, the Company will be required to pay its proportionate share of property maintenance and operating expenses. As part of the Building 3 Lease, the Company must provide a security deposit, in the form of a letter of credit in lieu of cash, of approximately $3.0 million. The Landlord will provide a tenant improvement allowance of approximately $1.2 million.

The lease for the Building 4 Premises (the “Building 4 Lease”) will commence on or about July 1, 2020 and shall continue for a period of 13 years (the “Building 4 Initial Term”). The initial monthly rent during the Building 4 Initial Term will be approximately $0.5 million, with annual year-over-year increases of approximately 3%, with rent abatement for the first 12 months after the rent commencement date (resulting in approximately $6.3 million of rent abatement). The rent commencement date will be the earlier of 14 months after the lease commencement date, subject to extensions as a result of delays, or the date that the Company occupies a significant portion of the Building 4 Premises. In addition, the Company will be required to pay its proportionate share of property maintenance and operating expenses. As part of the Building 4 Lease, the Company must provide a security deposit, in the form of a letter of credit in lieu of cash, of approximately $7.8 million. The Landlord will provide a tenant improvement allowance of approximately $10.6 million.

The foregoing description is a summary of certain terms of the Building 3 and Building 4 Leases, and, by its nature, is incomplete. It is qualified in its entirety by the full text of the Building 3 and Building 4 Leases, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK SCIENCES INC.

Date: June 25, 2020	By:	/s/ Victor Perlroth
Victor Perlroth, M.D.
Chief Executive Officer